                                                                    EXHIBIT 10.6

                    1495 CANYON BUILDING LEASE INDEX

1.  BASIC LEASE PROVISIONS                                             PAGE 1
2.  DEMISE OF PREMISES                                                 PAGE 2
3.  USE                                                                PAGE 2
4.  PAYMENT OF FIXED RENT                                              PAGE 3
5.  ADDITIONAL RENT                                                    PAGE 3
6   QUIET ENJOYMENT                                                    PAGE 8
7.  ACCEPTANCE OF PREMISES                                             PAGE 8
8.  ACCESS TO PREMISES                                                 PAGE 8
9.  ALTERATIONS BY TENANT                                              PAGE 9
10. MAINTENANCE AND REPAIRS                                            PAGE 10
11. MECHANICS' LIENS                                                   PAGE 10
12. FIRE OR OTHER CASUALTY                                             PAGE 11
13. EMINENT DOMAIN                                                     PAGE 12
14. ASSIGNMENT AND SUBLETTING                                          PAGE 13
15. INSURANCE                                                          PAGE 13
16. INJURY TO PERSON OR PROPERTY                                       PAGE 15
17. INDEMNITY                                                          PAGE 16
18. COMPLIANCE WITH LAWS                                               PAGE 16
19. SURRENDER AT END OF TERM                                           PAGE 16
20. HOLDOVER                                                           PAGE 17
21. SUBORDINATION AND ATTORNMENT                                       PAGE 17
22. ESTOPPEL CERTIFICATE                                               PAGE 18
23. DEFAULT                                                            PAGE 18
24. REMEDIES                                                           PAGE 19
25. SECURITY DEPOSIT                                                   PAGE 20
26. PAYMENTS AFTER TERMINATION                                         PAGE 21
27. NO IMPLIED SURRENDER OR WAIVER                                     PAGE 21
28. NO REPRESENTATIONS BY LANDLORD                                     PAGE 21
29. NOTICE AND BILLS                                                   PAGE 21
30. LANDLORD DEFINED                                                   PAGE 22
31. FINANCING AGREEMENTS                                               PAGE 22
32. EASEMENTS                                                          PAGE 22
33. FORCE MAJEURE                                                      PAGE 22
34. MISCELLANEOUS                                                      PAGE 22
35. OPTION                                                             PAGE 25

                           1495 CANYON BUILDING LEASE

           THIS LEASE (the "Lease"), dated March ___, 1998, is by and between WALNUT CANYON PARTNERS, a Colorado Limited Liability Company (collectively "Landlord"), and SIGNALSOFT CORP., a Colorado Corporation, (collectively "Tenant").

           For and in consideration of the covenants and agreements herein contained, Landlord and Tenant hereby agree:

         1. BASIC LEASE PROVISIONS. In addition to those terms defined elsewhere in this Lease, the following terms shall have the following meanings when used in this Lease:

   (a) BUILDING: That building known as the 1495 Canyon Building, located at the northwest corner of Canyon Boulevard and Fifteenth Street, City of Boulder, State of Colorado, more particularly known as 1495 Canyon, Boulder, Colorado 80302.

   (b) PREMISES: Those certain office premises of the Building, as reflected on the floor plans attached hereto as Exhibit A.

   (c) PREMISES RENTABLE AREA: For the purpose of calculating Fixed Rent due hereunder, the approximate rentable area of the Premises shall be 17,717 square feet.

   (d) TERM: Five (5) years.

   (e) FIXED RENT: The following monthly amounts for the specific periods set forth below, payable in equal monthly installments beginning on the Rent Commencement Date (as hereinafter defined):

         Months
         ------
         1-12     Twenty three thousand one & 00/100s dollars                        ($23,001.00)
         13-24    Twenty three thousand six hundred ninety & 00/100s dollars         ($23,690.00)
         25-36    Eighteen thousand three hundred eighty one & 00/100s dollars       ($18,381.00)
         37-48    Nineteen thousand one hundred fourteen & 00/100s dollars           ($19,114.00)
         49-60    Nineteen thousand eight hundred sixty eight & 00/100s dollars      ($19,868.00)

In addition to Fixed Rent, Tenant shall pay Additional Rent as set forth in
Section 5. Tenant's obligation to pay Fixed Rent and Additional Rent shall commence upon the delivery to Tenant by Landlord of the Premises as set forth in
Section 2 (hereinafter referred to as the "Rent Commencement Date").

   (f) ADDITIONAL RENT: Tenant's Share, as set forth in Section 5, of all Operating Expenses, Real Estate Taxes, Insurance Costs and Capital Repair and Expense Costs, and any other expenses and costs which shall be deemed to be Additional Rent as provided herein.

   (g) BUILDING RENTABLE AREA: The Building Rentable Area shall be approximately 22,127 square feet.

   (h) USE: For general office purposes.

   (i) TRADE NAME: SIGNALSOFT

   (j) TENANT'S ADDRESS:   1495 Canyon Boulevard
                           Boulder, CO 80302

   (k) LANDLORD'S ADDRESS: 2045 Broadway
                           Boulder, Colorado 80304

   (l) The following exhibits attached to this Lease are hereby incorporated in and made a part of this Lease:

    Exhibit A   Floor Plans of Premises
    Exhibit B   Agreement for Completion of the Premises

         In the event of any conflict between this Section 1 and the balance of this Lease (including exhibits), the latter shall control.

         2. DEMISE OF PREMISES; TERM. Subject to the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term, the Premises. Landlord shall, on or before the Commencement Date, which shall be July 15, 1998, substantially complete the improvements, as certified by Landlord's architect. Said improvements shall be constructed by Landlord as described under "Landlord's Work" in the Agreement attached hereto as Exhibit B. If for any reason the Premises are not available for occupancy on the Commencement Date, Landlord shall not be liable to Tenant for any claims, damages or liabilities by reason thereof, nor shall such circumstances make this Lease void or voidable, and the Term shall commence on such later date ('Commencement Date') as the Premises are available for occupancy by Tenant, and the Expiration Date shall be changed to give effect to the full stated Term. In the event that the Premises are not available for occupancy on the first day of a calendar month, the Rent payable by Tenant to Landlord for such partial month shall be that amount stated herein less the rent amount payable by Tenant in its present location for such month. Landlord and Tenant shall, at the request of either, execute a supplemental agreement to become a part hereof specifying the actual Commencement and Expiration Dates and the Rent Commencement Date.If the Premises are not available for occupancy for Tenant on or before December 15, 1998, then Tenant may terminate this Lease and receive a prompt refund of any prepaid monies and the parties shall have no further obligation to one another.

         3. USE. (a) Tenant shall use and occupy the Premises for the purpose specified in Section 1(h) and for no other purpose.

                (b) Tenant shall keep the Premises clean and free of rubbish. Tenant shall not commit or suffer to be committed any waste upon the Premises.

                (c) Tenant shall neither own nor operate any underground storage tank or keep any hazardous materials, as such may be defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 300f through 300j, and any similar federal, state or local laws or ordinances and the regulations now or hereafter adopted, published, and/or promulgated pursuant thereto.

                (d) Tenant shall use the Premises in a careful, safe and proper manner, and shall not place any weight upon the floor which shall exceed 50 pounds per square foot of the floorspace covered. Tenant shall conduct its business and control its employees, agents, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or occupant of the Building or Landlord in its operation of the Building.

                (e) Tenant shall not install, place, inscribe, paint, or otherwise attach and shall not permit any sign or exterior decorations, window coverings, radio or television antennae, loudspeakers or lights on any part of the outside of the Premises or on any part of the inside of the Premises which is visible or audible from outside the Premises, without the prior written consent of Landlord in each instance. Tenant shall have the right to install two exterior building signs bearing the Signalsoft logo which shall not in any way conflict with Bank signage, with the prior written consent of Landlord, which shall not be unreasonably withheld.

         4. PAYMENT OF FIXED RENT. Tenant shall pay Landlord the Fixed Rent monthly, in advance, beginning on the Rent Commencement Date and on the first day of each succeeding calendar month during the Term. Fixed Rent due hereunder shall be apportioned for any fraction of a calendar month at the beginning or end of the Term. In addition to Fixed Rent, Tenant shall pay Landlord Additional Rent as set forth in Section 5 hereof, and such other sums as are required by the terms of this Lease to be paid by Tenant. Any such charges or sums shall be deemed to be Additional Rent and Landlord shall have all rights against Tenant for default in payment thereof as in the case of arrears of Fixed Rent. All Fixed Rent and Additional Rent shall be paid without notice (except as provided in Section 5), demand, setoff or deduction, in lawful money of the United States of America, at Landlord's Address or at such other place as Landlord may from time to time designate in writing. Fixed Rent and Additional Rent are sometimes referred to in this Lease collectively as "Rent".

         5. ADDITIONAL RENT. Tenant shall pay to Landlord, Tenant's Share of Operating Expenses, Real Estate Taxes, Insurance Costs and Capital Repair and Expense Costs, as Additional Rent, as set forth in this Section 5.

                (a) Net Lease. This Lease shall be a net lease and Fixed Rent shall be paid to Landlord as set forth herein absolutely net of all costs and expenses deemed Additional Rent herein. The provisions for payment of Additional Rent are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described as Additional Rent in this Section 5 incurred in connection with the ownership, maintenance and operation of the Building and such other common areas and facilities now and in subsequent years as may reasonably be determined by Landlord to be necessary to the Building.

                (b) Operating Expenses. Tenant shall pay to Landlord, as Additional Rent, for each calendar year during the Term, Tenant's Share of Operating Expenses. "Tenant's Share of Operating Expenses" shall mean, with respect to any calendar year, Operating Expenses for such year calculated on a per square foot basis multiplied by the Premises Rentable Area. Operating Expenses shall be calculated on a per square foot basis by dividing total Operating Expenses by the square footage of the Building Rentable Area (see Exhibit A 1495 Canyon Tenant Share Area Calculation).

                       (i) As used in this Lease, "Operating Expenses" shall mean any and all costs, charges, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the operation, management, maintenance and repair of the Building and Common Areas, computed on the cash basis, including, but not limited to, the cost or charges for the following items: heat, air conditioning, electricity, water, gas, sewer service, power, and fuel and any other utility services supplied by Landlord to the Common Areas, together with connection and service charges assessed in connection therewith, waste disposal, snow removal, gardening and landscaping, security systems, pest control, janitorial services and supplies (Tenant may elect to provide janitorial service for the Premises, at its expense), service agreements on equipment, interior and exterior maintenance and noncapital repair of the Building and Common Areas, maintenance of parking, receiving and service areas and management fees assessed in connection with Landlord's management of the Building (the amount included for management fees shall not exceed the amount typically charged by independent management companies in the Boulder area for buildings of comparable size and quality). "Common Areas" shall mean all parts and facilities in or appurtenant to the Building designated from time to time by Landlord for the common use and benefit of all tenants of the Building and their customers, employees, and invitees. The Common Areas shall include, but are not limited to, parking, receiving and service areas, sidewalks, landscaped areas, roof, the structural components of the Building and the Building's systems. "The Building" shall mean all parts and facilities in or appurtenant to the Building designated by Landlord for the use and benefit of all tenants occupying the Building and their customers, employees, and invitees. The Building shall include, but is not limited to, office suites, restrooms, hallways, stairways, lobbies, and the Building systems. In no event shall Operating Expenses include leasing commissions, costs of painting or decorating any tenant's space, interest expenses, loan payments, costs of repairs paid directly by any tenant or by insurance (but such costs to the extent of applicable insurance coverage deductibles shall be included in Operating Expenses), depreciation on the Building, Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business; cost of correcting structural defects in the construction of the Building, and the cost of any repair made by Landlord due to the partial or total destruction of the Building or the condemantion of a portion of the Building,and the cost of any additions to the Building

                (c) Real Estate Taxes. Tenant shall pay to Landlord, as Additional Rent, for each calendar year during the Term, Tenant's Share of Real Estate Taxes. "Tenant's Share of Real Estate Taxes" shall mean, with respect to any calendar year, Real Estate Taxes for such year calculated on a per square foot basis multiplied by the Premises Rentable Area. Real Estate Taxes shall be calculated on a per square foot basis by dividing total Real Estate Taxes by the square footage of the Building Rentable Area. As used in this Lease, "Real Estate Taxes" shall mean any and all general and special real estate taxes, special assessments, assessments for improvements amortized over the maximum period allowed by the taxing authority, special district or improvement district assessments amortized over the maximum period allowed by the taxing authority, water taxes, sewer taxes, vault charges, gross rents taxes and all other taxes, charges, rates, levies and assessments of whatever nature levied, assessed or collected by any governmental or quasi-governmental authority (whether now existing or hereafter created) upon or with respect to the Building or Landlord's interest therein, and all taxes or charges imposed in lieu of (or in lieu of any increases in) any such taxes, and all of Landlord's reasonable expenses incurred in any effort to minimize such taxes, but excluding any inheritance, estate, franchise or net income tax imposed upon Landlord (unless the same is imposed in lieu of any taxes or charges described above).

                (d) Insurance Costs. Tenant shall pay to Landlord, as Additional Rent, for each calendar year during the Term, Tenant's Share of Insurance Costs. "Tenant's Share of Insurance Costs" shall mean, with respect to any calendar year, Insurance Costs for such year calculated on a per square foot basis multiplied by the Premises Rentable Area. Insurance Costs shall be calculated on a per square foot basis by dividing total Insurance Costs by the square footage of the Building Rentable Area. "Insurance Costs" shall include, but not be limited to, the cost of property, rental loss value and liability and hazard insurance maintained by Landlord in connection with the Building as provided in
Section 15(d) hereof.

                (e) Capital Repair and Expense Costs. Tenant shall pay to Landlord, as Additional Rent, for each calendar year during the Term, Tenant's Share of Capital Repair and Expense Costs. "Tenant's Share of Capital Repair and Expense Costs" shall mean, with respect to any calendar year, Capital Repair and Expenses Costs for such year calculated on a per square foot basis multiplied by the Premises Rentable Area. Capital Repair and Expense Cost shall be calculated on a per square foot basis by dividing total Capital Repair and Expense Costs by the square footage of the Building Rentable Area. "Capital Expense and Repair Costs" shall include those costs incurred by Landlord for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied. Such Capital Expense and Repair Costs shall be passed through to Tenant on the basis of the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any equipment or capital improvements made by Landlord after the Building was fully assessed as a completed and occupied unit and the Lease was signed. Without otherwise limiting the generality of the foregoing, such useful life shall be for no fewer than 10 years.

                (f) Payment of Operating Expenses, Real Estate Taxes Insurance Costs and Capital Repair and Expense Costs. Landlord shall, prior to the beginning of each calendar year (or prior to the commencement of the Term as to the year in which such commencement occurs), furnish Tenant with its good faith estimate of the Operating Expenses, Real Estate Taxes, Insurance Costs and Capital Repair and Expense Costs (the "Costs") for such calendar year and Tenant's share of the Costs for such year. Such estimate shall not constitute any representation or assurance by Landlord of the amount that the actual Costs for such year will be. Thereafter, Tenant shall pay to Landlord, on the first day of each month, together with payments of Fixed Rent, one-twelfth (1/12th) of the Landlord's estimate of Tenant's share of the Costs for that calendar year. Landlord shall, within 120 days after the end of each calendar year (or as soon thereafter as possible), provide Tenant a statement of the actual Costs for such year and a calculation of Tenant's share of the Costs for such year, but Landlord's failure to provide such statement by any particular date shall not constitute a waiver by Landlord of its right to receive payment for Tenant's share of the Costs for such year or for any succeeding year. If Tenant's share of the Costs for such year is greater than the estimated amounts previously paid by Tenant for such year, Tenant shall pay to Landlord the full amount of such excess within 90 days after Landlord's rendering of the statement of such amount. If Tenant's share of the Costs for such year is less than the estimated amounts previously paid by Tenant for such year, Tenant shall receive a credit against the installment(s) of Rent next coming due in the full amount of the overpayment, or if the Lease has been terminated under the provisions of Section 12, such amount shall be refunded to Tenant within 30 days after such determination. If the Term commences after the beginning of or expires before the end of a calendar year, any amount payable by Tenant in respect of that calendar year under this Section 5 shall be adjusted proportionately on a daily basis, and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease.

                (g) Tenant May Dispute Amounts Due. If Tenant wishes to dispute Landlord's determination of Operating Expenses for any calendar year, Tenant shall give Landlord written notice of such dispute within 60 days after receipt of notice from Landlord of the matter giving rise to the dispute, and Tenant and or its agents shall have 30 days following such notice to audit Landlord's books and records concerning the Operating Expenses at a mutually convenient time at Landlord's offices. If Tenant does not give Landlord such notice within 180 days, Tenant shall have waived its right to dispute such determination or calculation. Notwithstanding the pendency of any dispute hereunder, Tenant shall make payments based upon Landlord's determination or calculation until such determination or calculation has been finally and judicially determined to be incorrect.

                (h) Utility Charges. Landlord shall furnish to the Premises, during reasonable hours of generally recognized business days in the City of Boulder, to be reasonably determined by Landlord, and subject to the rules and regulations of the Building, water and electricity suitable for the use of the Premises for general office purposes and heat and air conditioning required in Landlord's reasonable judgement for the comfortable use and occupation of the Premises for such purposes. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure or delay is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, or is caused directly or indirectly by the limitation, curtailment, rationing or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of business, or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Tenant shall pay to Landlord, as Additional Rent, for each calendar year during the term, Tenant's share of all utility charges, including maintenance and operating expenses for electricity, water, gas, telephone, sewer service and any other utility services used by Tenant in connection with its occupancy or use of the Premises, together with all connection and service charges assessed in connection therewith. Tenant shall not, without the prior written consent of Landlord, engage in any activity or use any apparatus or equipment in the Premises which in any way will increase the amount of electricity, heat, air conditioning or water required for the use of the Premises for general office purposes.

                (j) Parking. Landlord shall reserve thirty (30) parking spaces for Tenant usage, and during the Term of this Lease Tenant shall pay to Landlord the following monthly amounts for the specific periods set forth below, in equal monthly installments beginning on the Rent Commencement Date:

                  Months
                  ------
                  1-12     Two thousand two hundred fifty and 00/100s dollars       ($2,250.00)
                  13-24    Two thousand four hundred and 00/100s dollars            ($2,400.00)
                  25-36    Two thousand five hundred fifty and 00/100s dollars      ($2,550.00)
                  37-48    Two thousand seven hundred and 00/100s dollars           ($2,700.00)
                  49-60    Two thousand eight hundred fifty and 00/100s dollars     ($2,850.00)

Tenant agrees that said parking spaces may become unavailable from time to time due to construction, repair or casualty, in which event Landlord shall provide Tenant substitute spaces in the downtown Boulder area. In the event Tenant parking spaces shall become temporarily unavailable for Tenant usage at any time during the Term of this Lease, Landlord shall not be liable to Tenant for any claims, damages or liabilities by reason thereof, nor shall such circumstances make this lease void or voidable. Notwithstanding the foregoing, in the event Landlord shall provide Tenant parking spaces within a covered parking structure, Tenant shall pay one hundred dollars per month per covered parking space.

         6. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent hereunder and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Landlord shall not disturb Tenant's peaceable and quiet enjoyment of the Premises subject, nevertheless, to the terms and conditions of this Lease, and the other matters mentioned in Section 21 hereof.

         7. ACCEPTANCE OF PREMISES. Taking possession of the Premises by Tenant shall conclusively establish against Tenant that the Premises were in good and satisfactory order, condition and repair when possession was taken. Tenant accepts the Premises in "as is" condition and agrees that Landlord shall not be obligated to pay for or perform any renovation, remodeling, alteration or other work in or to the Premises, except only that Landlord shall perform Landlord's Work as set forth in the Agreement attached hereto as Exhibit B.

         8. ACCESS TO PREMISES. Landlord, its agents and employees shall have the right, upon reasonable notice to Tenant (except in cases of emergency), to enter the Premises at all times to examine them, to show them to interested parties such as prospective mortgagees, tenants or purchasers, to post notices such as those provided for by Section 38-22-105(2) of Colorado Revised Statutes (1973, as amended) or which Landlord deems necessary or desirable for the protection of Landlord or the Building, in cases of emergency, to install, maintain, use, repair and replace unexposed utility lines, pipes, ducts, conduits, wires and the like in and through the Premises, and to make and perform such maintenance, repairs, alterations, improvements, additions and adjustments to the Premises or to any other portion of the Building as Landlord may be required to perform under this Lease or as Landlord may deem necessary or desirable, and may for such purposes bring into the Premises all necessary materials and equipment, without the same constituting an eviction of Tenant in whole or in part or entitling Tenant to any abatement of Rent or damages, by reason of loss or interruption of business, or otherwise, nor shall the same affect Tenant's obligations under this Lease in any manner whatsoever. If Tenant shall not be present to open the Premises for any such entry, Landlord may gain entry by use of a master key, and in an emergency by any means (including breaking any doors or windows), without rendering Landlord, its agents or employees liable therefor. In exercising its rights under this Section 8, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. Tenant acknowledges that the plan for the Building is tentative and that Landlord reserves the right to reasonably change the shape, size, location, number and extent of improvements or tenancies now existing or presently contemplated and eliminate or add any improvements to any portion of the Building or parking area, which would not have a material effect on Tenant's use of the Premises. During the last 180 days of the term of this lease Landlord shall have the right to place "For Lease" or similar signs upon the Premises.

         9. ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions or improvements (collectively, "Alterations") in or to the Premises without Landlord's prior written consent, except that Tenant may make "interior remodeling alterations" without Landlord's consent on the conditions that: (i) Tenant gives Landlord prior written notice of such alterations, (ii) Tenant complies with Section 11 below, and (iii) Tenant furnishes Landlord with a complete set of "as-built" plans and specifications for such alterations immediately upon completion of such work (unless the nature of the work is such that plans are not customarily prepared: For example, installing new carpet).

                (b) As used in this Section 9, "interior remodeling alterations shall mean those alterations, such as installing new floor coverings and wall coverings and installing new, non-load bearing partition walls, that do not affect the roof, foundation, load-bearing walls, or exterior of the Premises or the structural integrity or strength of the Premises or the electrical, plumbing, mechanical, heating, ventilating and cooling systems of the Premises. Interior remodeling alterations are and shall be Alterations for purposes of the following provisions of this Section 9.

                (c) Tenant understands that Landlord's consent to Alterations that are not interior remodeling alterations will be conditioned upon compliance with Landlord's requirements as in effect at the time permission is requested, which requirements will include, but not be limited to, Landlord's approval of plans, specifications, contractors, insurance and hours of construction and the furnishing of a lien bond, letter of credit or similar assurance to Landlord. All Alterations shall be performed in a good and workmanlike manner with new materials. Prior to commencement of Alterations, Tenant shall deliver to Landlord certificates issued by Tenant's insurance companies evidencing that workmen's compensation and public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.

                (d) Alterations may be done only after Tenant has obtained Landlord consent, all bonds, permits, approvals, licenses and insurance policies required by this Lease or by any governmental, quasi-governmental or regulatory authority having jurisdiction over the Premises. All work of Alterations shall comply with all applicable laws, rules, regulations, ordinances and codes, including, without limitation, building and fire safety codes. In addition, if any Alterations cause the Building to fail to comply with applicable laws, rules, regulations, ordinances or codes, Tenant shall be responsible for payment of all expenses to cause the Building to comply with all such applicable laws, rules, regulations, ordinances and codes.

                (e) All Alterations, including all paneling, partitions and the like, shall, unless otherwise agreed at time, Landlord's consent is obtained, or unless Landlord requests removal thereof as provided in Section 19, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term of this Lease.

                (f) Notwithstanding anything to the contrary herein, Tenant shall be required to comply with this Section 9 and Section 11 below as well as all of the terms and conditions of the Agreement attached hereto as Exhibit B in connection with Tenant's Work and preparation of the Premises for occupancy by Tenant.

         10. MAINTENANCE AND REPAIRS. Tenant shall take good care of the Premises and the fixtures and improvements in or on the Premises, including, without limitation, walls, doors, glass, windows, and, at its sole cost and expense, perform maintenance and make repairs, restorations or replacements as and when needed to preserve the same in good working order and good condition. If Tenant fails to perform any maintenance or make any repairs, or replacements required by this Lease, Landlord may (but without any obligation to do so) perform such maintenance or make such repairs or replacements at the expense of Tenant and such expense, with interest at the Default Rate provided in Section 35(u) shall be due on demand as Additional Rent. Tenant shall comply with all provisions of Section 9 of this Lease in connection with the repairs and replacements required under this Section 10. There shall be no abatement of Fixed Rent, or Additional Rent, or other allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance, disturbance or loss or interruption of business, or otherwise, arising from Landlord or Tenant making any repairs, restorations, replacements, alterations, additions or improvements in or to any portion of the Premises, or in or to fixtures, appurtenances or equipment thereof.

         11. MECHANICS' LIENS. Tenant shall pay or cause to be paid all costs and charges for work done by it or caused to be done by it in or to the Premises and for all materials furnished for or in connection with such work. Tenant hereby indemnifies and agrees to hold Landlord, the Premises and the Building free, clear and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work. At least 10 days prior to the commencement of any work or Alterations on the Premises costing in excess of $10,000, if Landlord shall so request, Tenant shall provide Landlord with a letter of credit or a mechanic's lien bond acceptable to Landlord in an amount not to exceed 120% of the estimated cost of such work. If any such lien shall at any time be filed against the Premises or the Building, Tenant shall cause such lien to be discharged of record within 10 days after the filing of such lien, whether by payment, posting of a statutory surety bond with the appropriate court or otherwise. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall fail to pay any charge for which a mechanics' lien has been filed, and such lien shall not have been discharged of record as described above, Landlord may draw on the above-described mechanic's lien bond or letter of credit, or, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord. Nothing contained in this Lease shall be deemed the consent or agreement of Landlord to subject Landlord's interest in the Building to liability under any mechanics' or other lien law. On the contrary (and notice is hereby given), the right and power to charge any such lien or encumbrance of any kind against Landlord or its estate is hereby expressly denied. At least 15 days prior to commencement of any work, including repairs and Alterations, in or to the Premises, Tenant shall give written notice of the proposed work and the names and addresses of the persons supplying labor and materials therefor. During and prior to any such work on the Premises, Landlord and its agents shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) of Colorado Revised Statutes (1973), or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.

         12. FIRE OR OTHER CASUALTY. (a) If the Premises, or the Building, shall be so damaged by fire or other casualty as to render the Premises untenantable, and if such damage shall be so great that an architect selected by Landlord shall certify in writing to Landlord and Tenant that the Premises, with the exercise of reasonable diligence (but without the payment of overtime or other premiums), cannot be made fit for occupancy within 120 days, then this Lease may be terminated by Landlord or Tenant as of the happening of the fire or other casualty by giving written notice of termination to the other within 30 days after receipt of the architect's certification. In the event of such casualty related termination, within 90 days following the date of the notice of termination, Landlord shall pay the following amounts to Tenant for the specific periods set forth below, as compensation:

         Months 1-24:    $217,500.00
         Months 25-60:   $6041.67 for each remaining month of the Lease Term.
For example, if the termination took place during the 50th month of the Lease term, compensation due would be 10 x $6041.67 = $60,416.70. No such compensation shall be due during the Option period.

If, however, such architect shall certify that the Premises can be made tenantable within 120 days, or if neither party terminates this Lease within the period set forth above, then, unless this Lease is terminated as provided below, Landlord shall repair the damage with all reasonable speed, subject to delays due to adjustment of loss under insurance policies and other delays beyond Landlord's reasonable control. In all events, Landlord shall be obligated to restore the Premises to the condition existing upon delivery to Tenant on the Commencement Date and in no event shall Landlord be required to make any repairs to or replacements of any of Tenant's furniture, furnishings, fixtures, equipment and other property. Until Landlord completes repairs necessary to make the Premises tenantable, Rent shall abate in proportion to the portion of the Premises that is untenantable, but there shall be no abatement of Rent if the damage is due to the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering the Premises under express or implied invitation of Tenant, despite contrary provisions, if any, appearing in this Lease.

                (b) If more than one-third of the Building Rentable Area or the Premises is damaged or destroyed by fire or other casualty (whether or not the Premises are affected thereby) or the damage shall be so great that Landlord shall decide to reconstruct, rebuild or raze the Building, then, Landlord may terminate this Lease upon 30 days' prior written notice to Tenant, which notice shall be given, if at all, within 60 days after the happening of such fire or other casualty. Upon any termination of this Lease pursuant to this Section 12, Tenant shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay Rent prorated through the effective date of such casualty, and Landlord and Tenant shall be free and discharged from all obligations hereunder arising after the effective date of such termination, except those obligations expressly stated in this Lease to survive the termination of this Lease.

                (c) In either instance as set forth above, Landlord shall not be required to make any repairs hereunder during the last two years of the Term of this Lease.

         13. EMINENT DOMAIN. If so much of the Premises or the Building as shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking (each and all of which are hereinafter referred to as a "taking"), then this Lease may be terminated, at the option of either party, by written notice to the other given no later than 30 days after it receives notice of such taking. If either party shall give such notice to the other party, this Lease shall terminate upon the surrender of possession to the condemning authority and the Rent shall be properly apportioned to the date of such taking. If so much of the Building is so taken (whether or not the Premises is affected) that, in the sole and absolute discretion of Landlord, it is not feasible or to Landlord's best interests to restore or rebuild same, then, and in that event, Landlord shall have the right to terminate this Lease, by written notice to Tenant at any time after notice of such taking shall be received by Landlord. If Landlord gives Tenant such notice of its intent to terminate the Lease pursuant to this section, such termination shall be effective upon surrender of possession to the condemning authority. Upon any termination of this Lease pursuant to this Section 13, Tenant shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay Rent prorated through the effective date of such termination, and Landlord and Tenant shall be free and discharged from all obligations hereunder arising after the effective date of such termination, except those obligations expressly stated in this Lease to survive the termination of this Lease. All compensation awarded or received for any taking, whether for the whole or part of the Premises or the Building or otherwise, shall be the property of Landlord, whether awarded or received as compensation for diminution in the value of the leasehold or to the fee of the Building or the Premises, or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of such compensation.

         14. ASSIGNMENT AND SUBLETTING. (a) Tenant shall not voluntarily, by operation of law or otherwise, assign, convey, mortgage, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublet all or any part of the Premises, or suffer or permit the Premises or any part thereof to be used by others (any and all of which hereinafter shall be referred to as a "transfer"), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Any attempted transfer without Landlord's prior written consent shall be void and shall confer no rights upon any third person.

                (b) If Tenant is a corporation, partnership or other entity, the consent of Landlord shall be required prior to any change in the operating control of Tenant's business, whether as a result of any sale of assets, transfer of stock or other ownership interest, merger, consolidation, spin-off or otherwise, and whether by operation of law or any other disposition, unless Tenant is a publicly traded corporation. Any such change in the present operating control of Tenant's business shall be deemed to be an assignment, and Landlord shall have the right, at its option, to terminate this Lease in the event of any such assignment without Landlord's consent. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises without Landlord's consent to any entity that controls, is controlled by, or is under common control with Tenant, however, Tenant shall remain fully liable to perform the covenants and agreements contained in this Lease.

                (c) If this Lease is assigned, Landlord may collect rent from the assignee and apply the net amount collected to the Rent herein reserved, but no such assignment shall be construed as a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

                (d) Any Rent or other consideration related to the Lease realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder shall be paid to Landlord.

         15. INSURANCE. (a) At all times during the term of this Lease Tenant shall carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord shall from time to time reasonably request, with insurance companies and on forms satisfactory to
Landlord:

                       (i) Comprehensive general liability insurance in an amount not less than $2,000,000 single limit, or such higher limit as Landlord may require from time to time, which insurance shall include the following coverage: contractual insurance, personal injury insurance, premises operations insurance, products/completed operations hazard insurance, broad form property damage insurance and independent contractors insurance. All such insurance shall specifically insure performance by Tenant of the indemnity agreement as to liability for death of or injury to persons and property damage set forth in
Section 16 hereof.

                       (ii) Tenant improvements insurance covering all of Tenant's leasehold improvements, fixtures, equipment, trade fixtures, appliances, furniture, furnishings and personal property from time to time in, on or upon the Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this Lease, providing protection against any peril included within the classification "fire and extended coverage," together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 12 hereof.

                      (iii) Worker's compensation insurance in accordance with the Worker's Compensation Act of the State of Colorado (C.R.S. 8-40-101 et seq. 1973, as amended), covering all of Tenant's employees. If any services to be performed in Tenant's business operations are subcontracted Tenant shall require the subcontractor to provide worker's compensation insurance for its employees to be engaged in such service.

                (b) All policies of insurance provided for in Section 15(a) shall name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds and loss payee. Executed copies of such policies or certificates thereof shall be delivered to Landlord prior to Tenant's occupancy of the Premises and thereafter at least 30 days prior to the expiration of the term of each such policy. All comprehensive general liability insurance policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss occasioned to it, its servants, agents and employees notwithstanding any negligence of Tenant. All such policies shall provide that they may not be terminated or amended except after 30 days' written notice thereof to Landlord. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in addition to coverage that Landlord may carry.

                (c) Tenant shall not at any time suffer or permit anything to be done in or about the Premises that is hazardous or that in any manner will violate, suspend, void, make inoperative or tend to increase the rate of any policies of insurance of any kind at any time carried by Landlord or Tenant upon the Premises and the fixtures and property therein. Any increase in the cost of any insurance carried by Landlord attributable to Tenant's activities in or about the Premises or Tenant's failure to perform and observe its obligations and covenants under this Lease shall be borne by Tenant and payable to Landlord from time to time, on demand, whether or not Landlord shall have consented to such activities. Tenant at its sole expense shall comply with all rules, orders, regulations and requirements of the insurance underwriters having jurisdiction over the Premises. If Tenant installs any electrical equipment that overloads the electrical lines in the Premises, Tenant shall at Tenant's own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction over the Premises.

                (d) At all times during the term of this Lease Landlord shall carry and maintain hazard insurance covering the structure of the Building (but not any property required to be insured by Tenant pursuant to Section 15(a)(ii) and any other insurance which Landlord deems appropriate to protect the Building and Common Areas which may include, but shall not be limited to: (i) fire insurance, extended coverage insurance, and earthquake, flood, windstorm, hail, and explosion insurance; (ii) public liability and property damage insurance; (iii) boiler and machinery insurance; sprinkler leakage, water damage, legal liability insurance; burglary, fidelity, and pilferage insurance on equipment and materials; and (iv) other insurance as is customarily carried by operators of comparable first class commercial buildings in the Boulder area.

         16. INJURY TO PERSON OR PROPERTY. (a) Tenant covenants and agrees that Landlord, its agents, servants and employees shall not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage to persons or property or otherwise which at any time may arise in connection with the Premises or be suffered or sustained by Tenant, its agents, servants or employees, or by any other person in the Premises for any purpose whatsoever, whether such loss, injury, death or damage shall be caused by or in any way result from or arise out of any act, omission or negligence of Tenant, its agents, servants or employees or of any occupant, subtenant, visitor or user of any portion of the Premises, or shall result from or be caused by any interference with or obstruction of deliveries to the Premises by any person or by the loss or destruction by any person of furniture, inventory, valuables, files or any other property kept or stored on or about the Premises or by any other matter or thing unless resulting from the gross negligence or willful and wanton misconduct of Landlord, its agents, servants or employees. Tenant shall forever indemnify, defend, hold and save Landlord free and harmless of, from and against any and all demands, claims, causes of action, liabilities, losses, damages or judgments on account of any of the foregoing, provided that this indemnity shall not extend to damages resulting from the gross negligence or willful and wanton misconduct of Landlord, its agents, servants or employees. The foregoing obligation to indemnify shall include indemnification to Landlord for all costs, expenses and liabilities (including, without limitation, attorneys' fees) incurred by Landlord in investigating and resisting any of the matters covered hereby. Tenant hereby waives all claims against Landlord, its agents, servants and employees for damages to furnishings, fixtures, equipment, Tenant's improvements and betterments, goods, wares, merchandise or other property in, upon or about the Premises, and for injuries to or death of persons in or about the Premises, and for loss of income or goodwill in connection therewith arising from any cause at any time other than damages resulting from the gross negligence or willful and wanton misconduct of Landlord, its agents, servants or employees.

                       (b) Without in any way limiting the generality of the foregoing, Landlord, its agents, servants and employees shall not be liable for injury, death or damage which may be sustained by the improvements, betterments, persons, goods, equipment, or property of Tenant, its agents, servants, employees, invitees or customers or any other person in or about the Premises caused by or resulting from fire, explosion, falling plaster, steam, electricity, gas, water, rain or snow, leak or flow of water, rain, or snow from or into part of the Premises or from the roof, street, subsurface or from any other place or by dampness or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Premises.

         17. INDEMNITY. Tenant shall indemnify and hold Landlord and the Premises free, clear and harmless from any and all demands, claims, causes of action, damages, liabilities, losses, costs, charges, penalties, obligations, judgments, fines and expenses (including, without limitation, attorneys' fees) of any kind whatsoever, in connection with, arising out of or by reason of, any breach, violation or nonperformance by Tenant, or its agents, servants, employees or invitees, of any covenant or provision of this Lease or any law, ordinance, rule, regulation or order. In addition to any other provision of this Lease, if Landlord shall, without fault on its part, be made a party to any litigation relating to the Lease or Tenant's leasehold estate commenced by or against Tenant, then Tenant shall indemnify and hold Landlord harmless from any and all damages, liabilities, losses, costs, charges, penalties, obligations, judgments, fines and expenses incurred in connection therewith and shall, at Landlord's option, either pay all costs and expenses (including attorneys' fees) incurred by Landlord in defending such litigation or shall, at Tenant's expense, defend Landlord in such litigation by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Section 17 shall survive the expiration or earlier termination of this Lease.

         18. COMPLIANCE WITH LAWS. Tenant shall not use or occupy, or permit any portion of the Premises to be used or occupied, in violation of any law, ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement or for any activity or in any manner deemed to be hazardous on account of fire or other hazards. Tenant, at its own expense, shall comply with all laws, ordinances, orders, rules, regulations and other governmental requirements relating to the use, condition or occupancy of the Premises, and all rules, orders, regulations and requirements of the board of fire underwriters or any other similar body having jurisdiction over the Building.

         19. SURRENDER AT END OF TERM. Upon the expiration or other termination of the term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises, broomclean, in good order and condition, ordinary wear and tear excepted. If Tenant is not then in default hereunder Tenant may remove from the Premises any equipment and furniture stored therein by Tenant, provided however, that under no circumstances shall any equipment be removed without Landlord's written consent if (a) such equipment was paid for in whole or in part by Landlord or by any allowance paid or credited to Tenant by Landlord, or is used in the operation of the Premises (as opposed to the operation of Tenant's business), or (b) the removal of such equipment will result in impairing the structural integrity or strength of the Premises. Unless required to remove alterations, additions, improvements or trade fixtures by Landlord pursuant to the following sentence, Tenant shall not remove any alterations, additions, or improvements. Whether or not Tenant is in default hereunder, Tenant shall remove such alterations, additions, improvements, equipment and furniture as Landlord shall require. Tenant shall fully repair any damage occasioned by the removal of any fixtures, equipment, furniture, alterations, additions and improvements. Without limiting the generality of the foregoing, upon request of Landlord, Landlord may require Tenant to remove all improvements constructed by Tenant and return the Premises to Landlord in exactly the same condition that the Premises are in as of the Commencement Date. All fixtures, equipment, furniture, effects, alterations, additions and improvements not so removed shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Premises caused by removal of such property. Tenant's obligation to observe and perform this covenant shall survive the expiration or other termination of this Lease.

         20. HOLDOVER. If Tenant or any assignee, subtenant or other transferee of or from Tenant shall remain or continue to be in possession of the Premises or any part thereof after the end of the term of this Lease, at Landlord's option Tenant shall be deemed to be illegally retaining possession or shall be deemed to be a month to month tenant of the Premises on all the terms and conditions of this Lease except that the monthly Fixed Rent shall be an amount equal to 120% of the monthly Fixed Rent payable immediately prior to the end of the term. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any person to whom Landlord may have leased all or any part of the Premises effective after the termination of this Lease. Nothing herein contained shall be construed to limit Landlord's right to obtain possession of the Premises upon termination of this Lease by unlawful detainer proceedings or otherwise in the event that Landlord does not exercise its option to treat the continued possession by Tenant as a month to month tenancy.

         21. SUBORDINATION AND ATTORNMENT. On the condition that Tenant shall receive a non-disturbance agreement, this Lease, including the covenant of quiet enjoyment, is and shall be subject and subordinate to all ground and underlying leases, all mortgages, deeds of trust or other encumbrances, and any and all conditions, renewals, extensions, modifications, consolidations and replacements of any or all of the foregoing, now or hereafter affecting such leases or all or any portion of the Building (except to the extent any such instrument shall expressly provide that this Lease is superior thereto). This clause shall be self-operative and no further instrument of subordination shall be required in order to effectuate it. Nevertheless,on the condition that Tenant shall receive a non-disturbance agreement, Tenant shall execute and deliver promptly any certificate or other assurance in confirmation of such subordination requested by any lessor, mortgagee or by Landlord. In the event any proceedings are brought for default under any ground or underlying lease or for the foreclosure of any mortgage, deed of trust or other encumbrance to which this Lease is subject and subordinate, on the condition that Tenant shall receive a non-disturbance agreement, Tenant shall, upon request of the party succeeding to the interest of Landlord as a result of such proceedings, automatically attorn to and become the tenant of such successor in interest without change in the terms of this Lease. Tenant shall on request by and without cost to Landlord or such successor in interest, execute and deliver any instruments confirming such attornment, on the condition that Tenant shall receive a non-disturbance agreement from each party.

         22. ESTOPPEL CERTIFICATE. Tenant shall, from time to time, within 15 days after Landlord's request therefor, execute and deliver to Landlord a statement in recordable form certifying that this Lease is in full force and effect, that this Lease is unmodified, or if modified, stating any such modifications, that there are no defenses or offsets to the Lease by Tenant, or stating such defenses or offsets as are claimed by Tenant, that, to Tenant's knowledge, Landlord is not in default hereunder, and no events or conditions then exist which, with the passage of time, the giving of notice, or both, would constitute a default on Landlord's part, or specifying any such defaults, events or conditions, if any are claimed, and specifying the date to which Rent has been paid, and specifying any further information about this Lease or the Premises that Landlord may reasonably request. Any such certificate delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any such mortgagee. Tenant's failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord and that there are no uncured defaults in Landlord's performance.

         23. DEFAULT. The occurrence or existence of any one or more of the following events or circumstances shall constitute a material default hereunder by Tenant:

                (a) Tenant shall fail to pay when due any Fixed Rent, or Additional Rent payable hereunder;

                (b) Tenant shall vacate or abandon the Premises;

                (c) Tenant shall fail to perform or observe any other provision of this Lease to be performed or observed by Tenant and such failure continues for 30 days after written notice thereof by Landlord to Tenant (or for such period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within such 30-day period, provided that Tenant commences to remedy such default within such 30-day period and proceeds with reasonable diligence thereafter to cure such default);

                (d) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and such attachment shall not be discharged or disposed of within 30 days after the levy thereof;

                (e) Tenant shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) make an assignment of all or a substantial part of its property for the benefit of creditors, (iii) apply for or consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of Tenant's property or of the Premises or of Tenant's interest in this Lease; or (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under any bankruptcy or insolvency law or an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceedings; or

                (f) The entry of a court order, judgment or decree without the application, approval or consent of Tenant of Tenant's obligations hereunder, as the case may be, approving a petition seeking reorganization of Tenant under any bankruptcy or insolvency law or appointing a receiver, trustee or liquidator of Tenant of all or a substantial part of Tenant's property or of the Premises or of Tenant's interest in this Lease, or adjudicating Tenant bankrupt or insolvent, and such order, judgment or decree shall not be vacated, set aside or dismissed within 30 days from the date of entry.

         24. REMEDIES. If Tenant shall default under this Lease as set forth in
Section 23, Landlord shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity;

                (a) Landlord shall have the right to terminate this Lease by giving Tenant written notice at any time. No act by or on behalf of Landlord, such as entry of the Premises by Landlord to perform maintenance and repairs and efforts to relet the Premises, other than giving Tenant written notice of termination, shall terminate this Lease. If Landlord gives such notice, this Lease and the Term as well as the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to the Tenant's liability) on the date specified in such notice as if such date were the expiration date of the Term without the necessity of reentry or any other act on Landlord's part, any requirement for any other act or notice by Landlord being hereby waived by Tenant. Upon any termination of this Lease Tenant shall quit and surrender to Landlord the Premises as set forth in Section 19. If this Lease is terminated, Tenant shall be and remain liable to Landlord for damages as hereinafter provided and Landlord shall be entitled to recover forthwith from Tenant as damages in an amount equal to the total of: (i) all Fixed Rent, Additional Rent and other sums accrued and unpaid at the time of termination of the Lease, plus interest thereon at the legal rate; and (ii) the amount of Fixed Rent, Additional Rent and all other sums that would have been payable hereunder if the Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises, after deducting all Landlord's expenses in connection with such reletting, or, alternatively, at Landlord's option, an amount equal to the present value (discounted at the rate of 8% per annum) of the balance of the Fixed Rent, Additional Rent and other sums payable for the remainder of the stated Term after the termination date less the present value (discounted at the same rate) of the reasonable rental value of the Premises for such period (taking into account the time likely to be needed to relet the Premises), plus all of Landlord's expenses incurred in reletting (or attempting to relet) the Premises, and (iii) all of Landlord's expenses incurred in repossessing the Premises and all other amounts necessary to compensate Landlord fully for all damage caused by Tenant's default.

                (b) Landlord may, without demand or notice, reenter and take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants. If Landlord elects to so reenter, or if Landlord takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals, and upon such other conditions as Landlord may in its absolute discretion deem advisable, with the right to make alterations and repairs to the Premises. No such reentry, repossession or reletting of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of termination is given to Tenant by Landlord. No such reentry, repossession or reletting of the Premises shall relieve Tenant of its liability and obligation under this Lease, all of which shall survive such reentry, repossession or reletting. Upon the occurrence of such reentry or repossession, Landlord shall be entitled to the amount of the monthly Fixed Rent, Additional Rent and all other sums, which would be payable hereunder if such reentry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses in connection with such reletting. Tenant shall pay such amounts to Landlord on the days on which the Fixed Rent, Additional Rent and other sums due hereunder would have been payable hereunder if possession had not been retaken.

                (c) Landlord shall have the right to recover from Tenant the rents and damages provided for above by suit or suits brought from time to time without Landlord being required to wait until the expiration of the Term, or if this Lease is terminated, the date on which such expiration would have occurred. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the legal rate shall be paid by Tenant to Landlord on demand, and shall be recoverable as Additional Rent. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default. As used in this Lease, the terms "reenter," "reentry," "take possession," "repossess" and "repossession" are not restricted to their technical legal meaning.

         25. SECTION DELETED

         26. PAYMENTS AFTER TERMINATION. No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due or any other sums due under the terms of this Lease, and the payment of such sums of money, whether as Rent or otherwise, shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

         27. NO IMPLIED SURRENDER OR WAIVER. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any rules and regulations shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.

         28. NO REPRESENTATIONS BY LANDLORD; ENTIRE AGREEMENT. Tenant acknowledges and agrees that it has not relied upon any statements, representations, warranties, agreements or promises with respect to this Lease, the Premises or the Building except such as are expressed herein. Without in any way limiting the generality of the foregoing, Landlord and Landlord's agents have made no representations, warranties, agreements or promises with respect to the exact size of the Premises or the Building, or any other tenants or types of tenants in the Building. The entire contract of the parties is contained herein, and there are no promises, agreements, representations, warranties, conditions or understandings, either oral or written, between them, other than as are herein set forth.

         29. NOTICE AND BILLS. Any bill, statement, notice or demand which Landlord may desire or be required to give to Tenant shall be in writing and shall be deemed sufficiently given or rendered if delivered personally to Tenant or any of its officers, agents, employees or representatives, at the Premises, or sent by hand delivery, overnight courier, or certified or registered United States mail, postage prepaid, addressed to Tenant at Tenant's Address, or, after commencement of the Term, at the Premises, and any such notice or demand shall be deemed to have been given at the time when it is delivered or mailed. Rent required to be paid hereunder shall be sent by Tenant to Landlord by first class mail to the address set forth in 1(1) above. Any notice or demand by Tenant to Landlord shall be in writing and must be served by certified or registered United States mail, postage prepaid, addressed to Landlord at Landlord's Address. Either party shall have the right to change its address for notice by giving notice as provided above.

         30. LANDLORD DEFINED. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or future owners of the Building at the time in question. In the event of any transfer of title to the Building, Landlord herein named (and in the case of any subsequent transfers or conveyances the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord, or the then grantor, at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee, and any amount then due and payable to Tenant by Landlord, or the then grantor under any provisions of this Lease, shall be paid to Tenant.

         31. FINANCING AGREEMENTS. If Landlord's lender should require as a condition to any financing that Landlord obtain any amendment of the provisions of this Lease, Tenant agrees to execute such amendment, provided that such amendment shall not change the location of the Premises, increase the rent,extend the term, or materially interfere with Tenant's use or occupancy of the Premises.

         32. EASEMENTS. Landlord may grant easements on the Building and dedicate for public use portions of the Building without Tenant's consent; provided that no such grant or dedication shall substantially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents or instruments necessary to effectuate Tenant's covenants hereunder.

         33. FORCE MAJEURE. Landlord shall have no liability to Tenant, nor shall Tenant have any right to terminate this Lease or abate rent or assert a claim of partial or total actual or constructive eviction, due to Landlord's failure to perform any of its obligations under this Lease if the failure is due to reasons beyond Landlord's reasonable control, including but not limited to strikes or other labor difficulties, inability to obtain necessary government permits or approvals, unavailability of materials, war, riot, civil insurrection, accidents, acts of God, and governmental preemption in connection with a national emergency. Without limiting the generality of the foregoing, this Section 33 shall not apply to the payment of money by Landlord to Tenant.

         34. MISCELLANEOUS. (a) Severability. If any provision of this Lease shall prove to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and would be legal, valid and enforceable.

                (b) Exhibits. Any exhibit attached hereto is hereby incorporated herein by this reference as if the same were fully set forth.

                (c) Modifications. Except as herein otherwise provided, no amendment or modification of this Lease shall be valid or binding unless expressed in writing and signed by the party or parties to be bound thereby.

                (d) Successors and Assiqns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and subject to Section 14, their assigns. If there is more than one entity or person which or who are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

                (e) Dispute Resolution. In the event that a dispute of any kind or nature arises under this Lease or matters related to this Lease, the parties shall negotiate in good faith in an attempt to resolve the dispute. If the dispute is not resolved following good faith negotiations, the parties shall select a mutually agreeable arbitrator and submit the dispute to such arbitrator for binding arbitration in Boulder, Colorado within forty five (45) days under the rules of the American Arbitration Association ("AAA"). In the event the parties are unable to agree upon the arbitrator, the arbitrator shall be appointed in accordance with the rules and procedures of the AAA. Arbitration of any dispute under this Lease shall proceed even though there may be related disputes involving third parties which cannot be arbitrated, e.g., mechanic's lien claims, etc. The arbitration award shall be enforceable in any court of competent jurisdiction, with judgment to be entered thereon immediately with a fifteen (15) day stay of execution.

                (f) Litigation Costs and Attorneys Fees. In the event of any litigation or other action between Tenant and Landlord to enforce any provision of this Lease or otherwise with respect to the subject matter hereof, the unsuccessful party in such litigation or other action shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by the successful party.

                (g) Business Interruption. Landlord shall not be liable to Tenant or any other person for any damages or injury to person or property, including, without limitation, damages for injury to or loss of Tenant's business, resulting from interruption, curtailment or cessation of any utility service, air conditioning, heat, snow removal or parking unless willfully and wantonly caused by Landlord; nor shall the same entitle Tenant to any abatement of Rent or be deemed an eviction of Tenant in whole or in part.

                (h) Administrative Costs and Interest. In the event that Tenant fails to pay within ten (10) days after the same shall have become due and payable, any Rent, Tenant shall pay administrative costs equal to five cents ($.05) for every dollar past due, plus any attorneys' fees incurred by Landlord by reason of Tenant's delinquency. The parties hereby agree that such administrative costs represent a fair and reasonable estimate of the costs and damages that Landlord will incur by reason of the late payment by Tenant, which costs and damages are extremely difficult to ascertain. The administrative costs shall be in addition to and not a substitute for the legal rate of interest which may be assessed pursuant to any judgment obtained in a court of law for nonpayment of rent. The late charge shall not be in derogation of any other right which Landlord may assert. Such interest and administrative costs shall be considered Additional Rent. Additionally, Tenant shall pay a $15.00 charge for any checks written to Landlord which are returned due to insufficient funds.

                (i) Headings. The language in all parts of this Lease shall be in all cases construed according to its fair meaning, and not strictly for or against Landlord or Tenant. The caption of each Section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision of this Lease.

                (j) Recordation. Tenant shall not record this Lease or any portion or memorandum hereof or any reference hereto. However, if requested by Landlord, Tenant shall, within 10 days after request, execute a short form memorandum of lease, in recordable form, which may, at Landlord's option, be placed of record.

                (k) DELETED

                (l) No Reservation of Premises. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises or a reservation of the Premises in favor of Tenant, and this Lease shall become effective only upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

                (m) Snow Removal. Landlord shall use its best efforts to cause snow to be removed from all walks in front of the Building entrances, but shall have no liability whatsoever for any failure to do so.

                (n) Building Rules. Tenant, its employees and customers shall abide by reasonable rules and regulations promulgated from time to time by Landlord for the Building.

                (o) Authority. Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder. Tenant represents and warrants that it has full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder.

                (p) Brokers. Tenant warrants that it has had no dealings with any real estate broker in the negotiation of this Lease.

                (q) Time of the Essence. Time is of the essence with respect to this Lease and of each and every provision hereof.

                (r) No Partnership. By entering into this Lease, there is no intention to create a partnership and the parties state specifically that they are not partners.

                (s) Sale. If Landlord shall sell, transfer or terminate the interest of Landlord in the Premises at any time hereafter, regardless of cause, Landlord shall be released from any further liability to Tenant except any claim that has accrued on or before the date of such transfer or termination.

                (t) Landlord Substitute Performance. If Tenant defaults in the performance of any obligation under this Lease, Landlord in its sole discretion may, with 30 days notice or in the case of emergency without prior notice, perform such obligation, in which event Tenant shall pay Landlord as Additional Rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment. Any delinquent sum shall bear interest at the Default Rate set forth below.

                (u) Default Rate. The default rate of interest shall be eighteen percent (18%) per annum (the "Default Rate").

                (v) Liability for Money Judqement. If Landlord is ordered to pay Tenant a money judgment because of Landlord's default, then Tenant's sole remedy to satisfy the judgment shall be:

                       (i) Landlord's interest in the Building including the rental income and proceeds from sale; and

                       (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, the Building that are available for use by Landlord.

           (w) Choice of Law. This Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado.

         35. OPTION. Provided that Tenant shall not have been in Default at any time during the Term of this Lease, and shall not have assigned or sublet any portion of the Premises as set forth in Section 14, Tenant shall have the right and option to extend the term of this Lease for a period of five (5) years (the "Option Period") upon the same terms, covenants and agreements as herein provided for the Term of this Lease, except that the monthly Fixed Rent amount(s) for each twelve month period shall be equal to the Fair Market Rental Value of the Premises (as herein defined), which amount(s), however, shall be not less than the following monthly minimum amounts:

     Months 1-12    Twenty six thousand seven hundred sixty five and no/100s dollars       ($26,765.00)
     -----------
     Months 13-24   Twenty seven thousand five hundred sixty eight and no/100s dollars     ($27,568.00)
     ------------
     Months 25-36   Twenty eight thousand three hundred ninety five and no/100s dollars    ($28,395.00)
     ------------
     Months 37-48   Twenty nine thousand two hundred forty seven and no/100s dollars       ($29,247.00)
     ------------
     Months 49-60   Thirty thousand one hundred twenty five and no/100s dollars            ($30,125.00).
     ------------

The Option Period, if applicable, shall commence immediately upon the expiration of the Term of this Lease. To exercise said option, Tenant shall give notice in writing to Landlord of its election to extend the term of this Lease not later than one (1) year prior to the expiration of the Term of this Lease; provided however, if Tenant shall have been in default or assigned any part of the Premises as described above, on the date the Option Period is to commence, at Landlord's election the Option Period shall not commence and this Lease shall expire at the end of the Term. The parties shall have sixty (60) days after Landlord receives written notice of exercise of option within which to agree on the Fixed Rent for the Option Period. If agreemant is so reached, Landlord and Tenant shall immediately execute an amendment to this Lease stating the new Fixed Rent. If Landlord and Tenant are unable to agree on the Fixed Rent for the Option Period within said sixty day period, the Fixed Rent shall be set in the following manner:

Within thirty (30) days after the expiration of the above sixty (60) day period, each party at its own cost and by giving written notice to the other party, shall appoint a qualified real eatate appraiser with at least five (5) years full time experience in appraising Fair Market Rent in the City of Boulder, to appraise and set the Fair Market Rent for the Option Period. If a party does not appoint an appraiser within thirty (30) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rent for the Option Period. If two appraisers are appointed by the parties as stated in this section, they shall meet promptly within ten (10) days after the second of the two appraisers are appointed, and attempt to set the Fair Market Rent for the Option Period. If they are unable to agree within thirty days after the second of the two appraisers has been appointed , they shall appoint a third appraiser, meeting the qualifications stated in this section, who shall be a competent and impartial judge. If the two appraisers cannot agree within ten days on the third appraiser, then the judge of the Superior Court may be requested to appoint such appraiser upon the application to make such appointment. Each of the parties shall bear one-half of the cost of appointing the third appraiser and the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party. A majority of the appraisers shall set the Fair Market Rent for the Option Period. If a majority of the appraisers are unable to set the Fair Market Rent within thirty days, the appraisers Fair Market Rent amounts shall be added together and their total divided by three; the resulting quotient shall be the Fixed Rent for the Premises during the Option Period. If however, the low appraisal and/ or the high appraisal shall be fifteen percent (15%) lower and or higher than the middle, such low and or high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Fixed Rent for the Premises during the Option Period. If both the low appraisal and the high appraisal are disregarded as stated in this section, the middle appraisal shall be the Fixed Rent for the Premises during the Option Period. Notwithstanding anything to the contrary herein, in no event shall the Fair Market Fixed Rent be less than the minimum monthly amounts described above in this section.

"Fair Market Rental Value of the Premises" as used herein shall mean the "fair market" Fixed Rent during the Option Period based upon the prevailing rentals then being charged in office buildings in downtown Boulder, of comparable size, views, quality, and age of the Premises, and taking into account the desirability, location in the Building, size, quality of tenant improvements, quality and energy efficiency of fixtures and mechanical systems for the space in the Premises for which Fixed Rent is being determined. The Fair Market Rental Value of the Premises shall also reflect the then prevailing rental increase structure for comparable office buildings in downtown Boulder.



           IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the date first set forth above.

LANDLORD: WALNUT CANYON PARTNERS



By    /s/ Eric Gabrielsen
  ------------------------------------
          Eric Gabrielsen



By    /s/ Bruce Oreck
  ------------------------------------
          Bruce Oreck





TENANT:  SIGNALSOFT CORP.


By   /s/ Mark Flolid
  ------------------------------------
         Mark Flolid
         Executive Vice President



By   /s/ David Hose
  ------------------------------------
         David Hose
         President